Exhibit 10.1
INDEMNITY AND CONTRIBUTION AGREEMENT
     This Indemnity and Contribution Agreement (this “Agreement”), dated November 15, 2005, is by and between Digene Corporation, a Delaware corporation (the “Company”) and Armonk Partners, a Connecticut partnership (the “Selling Stockholder”).
RECITALS
     WHEREAS, pursuant to an Underwriting Agreement, dated as of the date hereof (the “Underwriting Agreement”), among the Company, the Selling Stockholder and J.P. Morgan Securities Inc., as representative of the several underwriters identified therein (the “Underwriters”), the Company proposes to issue and sell to the Underwriters an aggregate of 2,000,000 shares and, at the option of the Underwriters, up to an additional 300,000 shares, of Common Stock, par value $0.01 per share, of the Company (the “Stock”) and the Selling Stockholder proposes to sell to the Underwriters an aggregate of 1,000,000 shares of Stock and, at the option of the Underwriters, up to an additional 150,000 shares of Stock.
     WHEREAS, under the Underwriting Agreement each of the Company and the Selling Stockholder makes certain representations and warranties to the Underwriters with respect to information about the Company and the Selling Stockholder, as the case may be, for use in the Registration Statement, Prospectus or Preliminary Prospectus, and provides the Underwriters with certain indemnification and contribution protections.
     WHEREAS, the Company and the Selling Stockholder desire to provide that the indemnification and contribution provisions contained in this Agreement will control as between the Company and the Selling Stockholder in the event that the Underwriters seek indemnification and/or contribution from the Company and/or the Selling Stockholder under the Underwriting Agreement.
     NOW, THEREFORE, the parties hereby, intending to be legally bound, agree as follows:
          1. Defined Terms. Capitalized terms used in this Agreement without definition shall have the meanings set forth in the Underwriting Agreement.
          2. Representations and Warranties.
               (a) Representations and Warranties Made by the Selling Stockholder. Notwithstanding the representations and warranties made by the Selling Stockholder to the Underwriters in paragraph 4(e) of the Underwriting Agreement, the Company hereby agrees to indemnify and hold harmless each of the Selling Stockholder and its partners and their respective successors, heirs and assigns, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) (the “Liabilities”), joint and several, that arise out of, or are based upon, any claims for indemnification by an Indemnified Person from the Selling Stockholder under paragraph 8(b) of the Underwriting Agreement, except to the extent that the representations and warranties in paragraph 4(e) of the Underwriting Agreement relate to any statements in or omissions from the

Registration Statement, the Prospectus or any Preliminary Prospectus that are based on written information furnished to the Company by the Selling Stockholder specifically for use therein, it being understood and agreed that all such information is described in Exhibit A attached hereto.
               (b) Representations and Warranties Made by the Company. Notwithstanding the representations and warranties made by the Company to the Underwriters in paragraph 3(b) of the Underwriting Agreement, the Selling Stockholder hereby agrees to indemnify and hold harmless each of the Company, its affiliates, directors, officers and employees and their respective successors, heirs and assigns, from and against any and all Liabilities, joint and several, that arise out of, or are based upon, any claims for indemnification by an Indemnified Person from the Company under paragraph 8(a) of the Underwriting Agreement to the extent that the representations and warranties in paragraph 3(b) of the Underwriting Agreement relate to any statements in or omissions from the Registration Statement, the Prospectus or any Preliminary Prospectus that are based on written information furnished to the Company by the Selling Stockholder specifically for use therein, it being understood and agreed that all such information is described in Exhibit A attached hereto.
          3. Indemnification and Contribution.
               (a) Indemnification of the Selling Stockholder by the Company. Notwithstanding the indemnification provided by the Selling Stockholder to the Underwriters in paragraph 8(b) of the Underwriting Agreement, the Company hereby agrees to indemnify and hold harmless each of the Selling Stockholder and its partners and their respective successors, heirs and assigns, from and against any and all Liabilities, joint and several, to any Indemnified Person under paragraph 8(b) of the Underwriting Agreement to the extent that the Liabilities arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use therein, it being understood and agreed that all such information is described in Exhibit A attached hereto.
               (b) Indemnification of the Company by the Selling Stockholder. Notwithstanding the indemnification provided by the Company to the Underwriters in paragraph 8(a) of the Underwriting Agreement, the Selling Stockholder hereby agrees to indemnify and hold harmless each of the Company , its affiliates, directors, officers and employees and their respective successors, heirs and assigns, from and against any and all Liabilities, joint and several, to any Indemnified Person under paragraph 8(a) of the Underwriting Agreement to the extent that the Liabilities arise out of, or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the written information furnished to the Company by the Selling Stockholder specifically for use in the Registration Statement or Prospectus (or any amendment or supplement thereto) or any

Preliminary Prospectus, it being understood and agreed that all such information is described in Exhibit A attached hereto.
          4. Contribution. If the indemnification provided for in paragraphs 8(a), 8(b) and 8(c) of the Underwriting Agreement is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then as between the Company and the Selling Stockholder, the aggregate contribution provided for in paragraph 8(d) of the Underwriting Agreement by the Company and the Selling Stockholder shall be (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholder in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Selling Stockholder from the sale of the Shares, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Stockholder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder, if applicable, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. To the extent that information, other than the information described in Exhibit A attached hereto, provided by a partner of the Selling Stockholder who is also an officer or director of the Company is the basis for any Liabilities under paragraph 8(a) or paragraph 8(b) of the Underwriting Agreement, the Company and the Selling Stockholder hereby agree that such information shall be deemed to have been provided by the Company rather than by the Selling Stockholder.
          5. Due Authority. Each of the Company and the Selling Stockholder has full and unencumbered right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. Upon execution, this Agreement shall constitute a legal, valid and binding agreement of each of the Company and the Selling Stockholder, enforceable in accordance with its terms.
          6. Miscellaneous.
               (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Company shall be given to it at Digene Corporation, 1201 Clopper Road, Gaithersburg, Maryland 20878 (Fax: (301) 944-7017); Attention: General Counsel. Notices to the Selling Stockholder shall be given to it at 1201 Clopper Road, Gaithersburg, Maryland 20878 (Fax: (301) 944-7017); Attention: Charles M. Fleischman.

               (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
               (c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
               (d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, and no any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
               (e)Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

DIGENE CORPORATION

By:	/s/ Vincent J. Napoleon

Name: Vincent J. Napoleon
Title: Senior Vice President, General Counsel and Secretary

ARMONK PARTNERS

By:	/s/ Charles M. Fleischman

Name: Charles M. Fleischman
Title: Managing Partner

Exhibit A
INFORMATION SUPPLIED BY THE SELLING STOCKHOLDER
The following information in the Registration Statement, Prospectus and any Preliminary Prospectus:
•	The information regarding the Selling Stockholder on the cover page.

•	Common Stock offered by the Selling Stockholder under the caption “The Offering”.

•	The information set forth under the heading “Members of our management team together own a substantial interest in us, which may lead potential acquirors to require the prior approval of proposed acquisition transaction” under the caption “Risk Factors” insofar as it relates to the Selling Stockholder.

•	The information under the caption “Selling Stockholder”.

•	The information under the headings “Over-allotment option”, “Commisions and discounts” and “No sales of similar securities” under the caption “Underwriting” insofar as it relates to the Selling Stockholder.